                                                                     EXHIBIT 2.1


                             AMENDMENT NO. 4 TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AMENDMENT NO. 4 to the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of May 27, 1997, Amendment No. 2 thereto dated as of August 21, 1997 and Amendment No. 3 thereto dated as of November 25, 1997 (as so amended, the "Merger Agreement," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("Parent"), PEACH ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Colorado ("Merger Sub") and a direct wholly owned subsidiary of Parent, and RETIREMENT CARE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Colorado (the "Company"), is made this 3rd day of April, 1998 by and among Parent, Merger Sub and the Company.


                           W I T N E S S E T H:

         WHEREAS, Parent, Merger Sub and the Company have entered into the Merger Agreement which provides, upon the terms and subject to the conditions set forth therein, for the Merger of Merger Sub with and into the Company; and

         WHEREAS, the boards of directors of Parent, Merger Sub and the Company have each determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective stockholders to amend the Merger Agreement as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         SECTION 1. Amendments to Merger Agreement. The Merger Agreement is hereby amended as follows:

         (a) Section 8.03(e) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                  "(e) the Memorandum of Understanding (the "MOU") dated as of November 25, 1997, among Chris Brogdon, Darrell C. Tucker, Julian S. Daley, Edward E. Lane, Harlan Mathews and the Company and the plaintiffs on behalf of themselves as well as all members of the class in the Retirement Care Associates Securities Litigation (In re Retirement Care Associates Securities Litigation), Master File No. 1:97-CV-2458-CC (the "Action"), or another agreement providing for the settlement in principle of the Action on terms no less favorable to Parent or the Company than those contained in the MOU, shall be in full force and effect on and as of the Effective Time, and no action shall have been taken by any party (other than Parent) to the MOU or such other agreement to terminate, void or withdraw from, or amend or otherwise modify in a manner adverse to Parent or the Company, the MOU or such other agreement."

         (b) Section 9.01(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                  "(b) by either Parent or the Company, if the Effective Time shall not have occurred on or before June 30, 1998; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date."

         SECTION 2.  Representations and Warranties.

         (a) Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Merger Sub that: The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Since the date of Amendment No. 3 to the Merger Agreement, (i) no damage to, or destruction of, the tangible property or assets of the Company or any of the Company Subsidiaries has occurred, and (ii) no suit, claim, action, proceeding or investigation has been commenced or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity (A) by any party other than a Governmental Entity and relating to patient care matters or (B) by any Governmental Entity, which in the case of clauses (i) or (ii), individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect (other than any Disclosed Item).

         (b) Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

         SECTION 3. Effect on Merger Agreement. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

         SECTION 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONTRACT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING NEW YORK LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF COLORADO.

         SECTION 5. Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    SUN HEALTHCARE GROUP, INC.

                                    By:    /s/ Robert D. Woltil
                                    Name:  Robert D. Woltil
                                    Title: Senior Vice President for Financial
                                           Services and Chief Financial Officer

                                    PEACH ACQUISITION CORPORATION

                                    By:    /s/ Robert D. Woltil
                                    Name:  Robert D. Woltil
                                    Title: Vice President

                                    RETIREMENT CARE ASSOCIATES, INC.

                                    By:    /s/ Christopher F. Brogdon
                                    Name:  Christopher F. Brogdon
                                    Title: President and Chief Executive Officer


                                       3